UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CANDELA CORPORATION
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On September 9, 2009, Candela Corporation (“Candela”) provided the following customer and distributor frequently asked questions to certain of its executives in connection with its reaching an agreement with Syneron Medical Ltd., a company organized under the laws of the State of Israel (“Syneron”), to combine Candela and Syneron through the merger of Syneron Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Syneron, with and into Candela on the terms and subject to the conditions of an agreement and plan of merger, dated as of September 8, 2009:

Q&A MASTER: CUSTOMERS/DISTRIBUTORS

CUSTOMERS / DISTRIBUTORS

1)                       Why are you doing this deal? How does Candela fit into Syneron’s overall strategy?

Syneron is committed to proactive and purposeful growth across all segments of the aesthetic marketplace, combining strong capital equipment and recurring revenue streams. Candela brings to Syneron some very attractive components that will advance Syneron’s strategic goals — including strong distribution channels, innovative and efficacious products, a best-in-industry international infrastructure, and a reputation for service and product support that puts the customer first. The Candela brand has for many years represented all these attributes — and so combines very well with the Syneron innovation brand. In addition, Syneron’s stated Core-focused growth strategy is greatly enhanced by Candela’s established strength among Core physicians and experienced aesthetic practices, especially in the dermatology specialties. Lastly, the companies have very complementary R&D pipelines of innovations in development.

2)                       The industry will now have one less player. How does this consolidation benefit me?

Together, Syneron and Candela offer you the full range of applications from Syneron’s leading offerings in skin rejuvenation and body sculpting to Candela’s gold standard products from hair removal to vascular and pigmented lesions to tattoo removal to acne reduction.

The combination of Syneron and Candela will create a leading medical aesthetic device company, with the significant financial strength to continue to bring you innovative solutions and exceptional support. We believe the breadth and depth of our resources will provide even greater benefits to our customers.

The combined companies are committed to 100% customer satisfaction.

3)                       How will these two former players now complement each other as a single entity?

Traditionally, Candela and Syneron have mostly sold to different market segments.. Together, Syneron and Candela offer you the full range of applications from Syneron’s leading offerings in skin rejuvenation and body sculpting to Candela’s gold standard products from hair removal to vascular and pigmented lesions to tattoo removal to acne reduction.

The combination of Syneron and Candela will create a leading medical aesthetic device company, with the significant financial strength to continue to bring you innovative solutions and exceptional support. We believe the breadth and depth of our resources will provide even greater benefits to our customers.

4)                       What will the newly combined companies’ leadership structure look like?

Syneron has pursued this transaction out of great respect for Candela as a company, their long-established position in the industry, and what its leadership team has accomplished. It is premature to discuss specifics at this point. However, it is fully expected that the experiences and insights of both companies’ executive teams will play an important role in the newly combined entity. Until the close of the transaction the companies remain separate and business continues as usual. During the integration planning process the companies are working to address how we can best utilize each other’s strengths and bring our companies together following the close — in a manner that best supports our valued customers.

5)                       Can I still purchase Candela and Syneron products?

Yes. The products and support you are accustomed to are not going away. Until the closing of the transaction, Candela and Syneron continue to operate as separate and independent businesses. Please continue to contact your Candela sales and service representatives to assist you with Candela products, and your Syneron representative for Syneron products and support. Post-close, both companies’ products will continue to be supported.

6)                       How will the Syneron and Candela product lines be combined? Will some products be eliminated?

Traditionally, Candela and Syneron have mostly sold to different market segments.. Together, Syneron and Candela offer you the full range of applications from Syneron’s leading offerings in skin rejuvenation and body sculpting to Candela’s gold standard products from hair removal to vascular and pigmented lesions to tattoo removal to acne reduction.

The combination of Syneron and Candela will create a leading medical aesthetic device company, with the significant financial strength to continue to bring you innovative solutions and exceptional support. We believe the breadth and depth of our resources will provide even greater benefits to our customers.

7)                       What are your plans for the Syneron and Candela brands?

Both brand names are widely recognized worldwide, and therefore these brands will remain intact and prominent in the industry This merger is about building for future growth and continued market leadership. In their respective segments Syneron and Candela are medical aesthetic market leaders. Combining the companies’ strengths creates a platform for cutting edge innovation and the ability to meet the full range of our customers’ practice development needs.

8)                       How will this merger affect the pipeline of new products in development?

Both companies have strong product innovation pipelines born out of their commitment to R&D, and this technological leadership will be strategically leveraged as the companies combine operations. During the integration planning process, both R&D groups are collaborating to develop an exciting product roadmap that accelerates the delivery of innovative market solutions.

9)                       Who do I call for product support?

The commitment to supporting the systems installed in your practice will continue unchanged. You may continue to contact your product support contacts just as you always have. . We assure you that this transaction will be without disruption to your product support.

10)                 Who will now be my sales representative?

Your Syneron or Candela sales representatives are the same contacts you’re accustomed to dealing with.

11)                 How will the companies be presented in upcoming trade shows?

Until the closing of the transaction, Candela and Syneron continue to operate as separate and independent businesses. During the integration planning process we will decide how we will present the combined companies at future trade shows and other marketing communications. To be clear both companies brands will remain.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the combination of Syneron Medical Ltd. and Candela Corporation pursuant to an Agreement and Plan of Merger (the “Merger”), Syneron Medical Ltd. will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement of Candela Corporation and a prospectus of Syneron Medical Ltd. and other relevant materials in connection with the proposed transactions. Candela Corporation will file the same proxy statement/prospectus with the SEC as well as mail it to Candela Corporation stockholders. Candela Corporation and Syneron Medical Ltd. urge investors and security holders to read the proxy statement/prospectus and the other relevant material when they become available because these materials will contain important information about Candela Corporation, Syneron Medical Ltd. and the proposed transaction. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, free copies of the documents filed with the SEC by Candela Corporation will be available on the investor relations portion of Candela Corporation’s website at www.candelalaser.com. Free copies of the documents filed with the SEC by Syneron Medical Ltd. will be available on the investor relations portion of Syneron Medical Ltd.’s website at www.syneron.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Candela Corporation in connection with the Merger. Information about those executive officers and directors of Candela Corporation and their ownership of Candela Corporation common stock is set forth in Candela Corporation’s proxy statement, which was filed with the SEC on November 12, 2008 and is supplemented by other public filings made, and to be made, with the SEC. Information about those executive officers and directors of Syneron Medical Ltd. is set forth in Syneron Medical Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 24, 2009 and is supplemented by other public filings made, and to be made, with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus and the other filings and documents referred to above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Candela Corporation and Syneron Medical Ltd., including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Candela Corporation and Syneron Medical Ltd., the benefits of the proposed combination, the future financial performance of Syneron Medical Ltd. after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Candela Corporation and Syneron Medical Ltd. to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by Candela Corporation’s stockholders; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that disruptions from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in Candela Corporation and Syneron Medical Ltd.’s most recent Annual Report on Form 10-K and Form 20-F, respectively, as well as the other factors described in the filings that Candela Corporation and Syneron

Medical Ltd. make with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Candela Corporation and Syneron Medical Ltd.’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect the expectations and beliefs of Candela Corporation and/or Syneron Medical Ltd. as of the date of this document. Candela Corporation and Syneron Medical Ltd. anticipate that subsequent events and developments will cause their expectations and beliefs to change. However, while Candela Corporation and Syneron Medical Ltd. may elect to update these forward-looking statements publicly in the future, they specifically disclaims any obligation to do so. The forward-looking statements of Candela Corporation and/or Syneron Medical Ltd. do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger, that may be undertaken. These forward-looking statements should not be relied upon as representing Candela Corporation or Syneron Medical Ltd.’s views as of any date after the date of this document.